360 Funds 485BPOS

Exhibit 99(j)(7)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Amendment to the Registration Statement on Form N-1A of Copper Place Global Dividend Growth ETF, a series of 360 Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 26, 2024